Exhibit 3.2

AMENDED AND RESTATED CERTIFICATE OF LIMITED PARTNERSHIP
OF
ANDEAVOR LOGISTICS LP
This Amended and Restated Certificate of Limited Partnership of Andeavor Logistics LP, a Delaware limited partnership (the “Partnership”), dated July 30, 2019, has been duly executed and is filed pursuant to Section 17-210 of the Delaware Revised Uniform Limited Partnership Act (the “Act”), and amends and restates the Certificate of Limited Partnership of the Partnership, as amended (the “Certificate”) in its entirety, as hereinafter set forth, which Certificate was originally filed in the office of the Secretary of State of the State of Delaware on December 3, 2010 under the name “Tesoro Logistics LP”, and amended by the Certificate of Amendment thereto, dated July 28, 2017, and amended by the Certificate of Amendment thereto, dated October 1, 2018, and amended and restated by the Amended and Restated Certificate of Limited Partnership, dated October 17, 2018.
The undersigned, being the only general partner of the Partnership, does hereby certify that the Certificate is hereby amended and restated in its entirety as follows:

1.	Name. The Name of the Partnership is “Andeavor Logistics LP”.

2.	Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801
New Castle County

The name and address of the registered agent for service of process required to be maintained by Section 17-104 of the Act is:
The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801
New Castle County

3.	General Partner. The name and mailing address of the general partner of the Partnership are:
Andeavor Logistics GP LLC
200 East Hardin Street
Findlay, Ohio 45840

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Amended and Restated Certificate of Limited Partnership of Andeavor Logistics LP on this 30th day of July, 2019.

ANDEAVOR LOGISTICS GP LLC

By:	/s/ Molly R. Benson
Name:	Molly R. Benson
Title:	Vice President, Chief Securities, Governance and Compliance Officer, and Corporate Secretary

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